Exhibit 3.1

FORM OF WARRANT AGENT AGREEMENT

               This Warrant Agent Agreement (this “Warrant Agreement”), made as of June __, 2019, by and between Prometheum, Inc., a Delaware corporation, with offices at 120 Wall Street, New York, NY 10005 (the “Company”), and VStock Transfer, LLC, a California limited liability company, with offices at 18 Lafayette Place, Woodmere, New York (the “Warrant Agent”).

RECITALS

               WHEREAS, the Company has determined to offer and sell to investors a minimum of 5,000,000 warrants up to a maximum of 50,000,000 warrants (the “Ember Warrants”), each Ember Warrant exercisable by the holder thereof to purchase one Ember Token (defined below), when and if issued, subject to adjustment as described herein, at an offering price of $1.00 per Ember Warrant (the “Offering”);

               WHEREAS, the Company has filed with the Securities and Exchange Commission an offering statement (No. 024-10760), as the same may be amended from time to time (the “Offering Statement”) pursuant to Tier 2 of Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) for the qualification of the Ember Warrants and the underlying Ember Tokens;

               WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in accordance with the terms set forth in this Warrant Agreement, in connection with the issuance, registration, transfer, and exercise of the Ember Warrants;

               WHEREAS, the Company desires to provide for the provisions of the Ember Warrants, the terms upon which they shall be issued and exercised for Ember Tokens, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Ember Warrants; and

               WHEREAS, all acts and things have been done and performed which are necessary to make the Ember Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the legally valid and binding obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement;

               NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

               1.            Definitions. In addition to the terms defined elsewhere in this Warrant Agreement, the following terms shall have the following meanings:

                              1.1           “Business Day” is defined in Section 4.3.1(b).

1

                              1.2           “Ember Tokens” means the blockchain technology based digital securities tokens created in the Genesis Block.

                              1.3           “Genesis Block” means the initial block of 270,000,000 Ember Tokens to be created substantially simultaneously with the launch of the Prometheum Network which shall include 50,000,000 Ember Tokens allocated to Registered Holders who may acquire such Ember Tokens in exercise for their Ember Warrants.

                              1.4           “Issuance Date” means the date that the Company issues the Ember Warrants.

                              1.5           “Qualification Date” means the date the Company’s Offering Statement under Regulation A is qualified by the Securities and Exchange Commission.

                              1.6           “Wallet Account” means a digital account set up for a Registered Holder configured using blockchain technology for the delivery and storage of Ember Tokens.

               2.             Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Ember Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Warrant Agreement.

               3.             Ember Warrants.

                              3.1           Form of Ember Warrants. The Ember Warrants shall be registered securities and shall be evidenced by a global certificate (“Global Certificate”) in the form of Exhibit A to this Warrant Agreement, which shall be deposited on behalf of the Company with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC. If DTC subsequently ceases to make its book-entry settlement system available for the Ember Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Ember Warrants are not eligible for, or it is no longer necessary to have the Ember Warrants available in, book-entry form, the Company may instruct the Warrant Agent to provide written instructions to DTC to deliver to the Warrant Agent for cancellation the Global Certificate, and the Company shall instruct the Warrant Agent to deliver to DTC separate certificates evidencing Ember Warrants (“Definitive Certificates” and, together with the Global Certificate, “Warrant Certificates”) registered as requested through the DTC system.

                              3.2           Issuance and Registration of Ember Warrants.

                                             3.2.1        Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Ember Warrants.

                                             3.2.2        Issuance of Ember Warrants. Upon the initial issuance of the Ember Warrants, the Warrant Agent shall issue the Global Certificate and deliver the Ember Warrants in the DTC book-entry settlement system in accordance with written instructions delivered to the Warrant Agent by the Company. Ownership of security entitlements in the Ember Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by DTC and (ii) by institutions that have accounts with DTC (each, a “Participant”).

2

                                             3.2.3        Beneficial Owner; Holder. Prior to due presentment for registration of transfer of any Ember Warrant, the Company and the Warrant Agent may deem and treat the person in whose name that Ember Warrant shall be registered on the Warrant Register (the “Holder”) as the absolute owner of such Ember Warrant for purposes of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC governing the exercise of the rights of a holder of a beneficial interest in any Ember Warrant. The rights of beneficial owners in an Ember Warrant evidenced by the Global Certificate shall be exercised by the Holder or a Participant through the DTC system, except to the extent set forth herein or in the Global Certificate.

                                             3.2.4        Execution. The Warrant Certificates shall be executed on behalf of the Company by any authorized officer of the Company (an “Authorized Officer”), which need not be the same authorized signatory for all of the Warrant Certificates, either manually or by facsimile signature. The Warrant Certificates shall be countersigned by an authorized signatory of the Warrant Agent, which need not be the same signatory for all of the Warrant Certificates, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any Authorized Officer of the Company that signed any of the Warrant Certificates ceases to be an Authorized Officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be an Authorized Officer of the Company authorized to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an Authorized Officer.

                                             3.2.5        Registration of Transfer. At any time at or prior to the Expiration Date (as defined below), a transfer of any Ember Warrants may be registered and any Warrant Certificate or Warrant Certificates may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Ember Warrants as the Warrant Certificate or Warrant Certificates surrendered. Any Holder desiring to register the transfer of Ember Warrants or to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender to the Warrant Agent the Warrant Certificate or Warrant Certificates evidencing the Ember Warrants the transfer of which is to be registered or that is or are to be split up, combined or exchanged and, in the case of registration of transfer, shall provide a signature guarantee. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company and the Warrant Agent may require payment, by the Holder requesting a registration of transfer of Ember Warrants or a split-up, combination or exchange of a Warrant Certificate (but, for purposes of clarity, not upon the exercise of the Ember Warrants and issuance of Ember Tokens to the Holder), of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such registration of transfer, split-up, combination or exchange, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto.

3

                                             3.2.6        Loss, Theft and Mutilation of Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Warrant Agent shall, on behalf of the Company, countersign and deliver a new Warrant Certificate of like tenor to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. The Warrant Agent may charge the Holder an administrative fee for processing the replacement of lost Warrant Certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates. The Warrant Agent may receive compensation from the surety companies or surety agents for administrative services provided to them.

                                             3.2.7        Proxies. The Holder of an Ember Warrant may grant proxies or otherwise authorize any person, including the Participants and beneficial holders that may own interests through the Participants, to take any action that a Holder is entitled to take under this Agreement or the Ember Warrants; provided, however, that at all times that Ember Warrants are evidenced by a Global Certificate, exercise of those Ember Warrants shall be effected on their behalf by Participants through DTC in accordance the procedures administered by DTC.

               4.            Terms and Exercise of Ember Warrants.

                              4.1           Exercise Price. Each Ember Warrant shall entitle the Holder, subject to the provisions of the applicable Warrant Certificate and of this Warrant Agreement, to purchase that number of Ember Tokens stated therein, at the price of $0.00 per Ember Token.

                              4.2           Duration of Ember Warrants. An Ember Warrant may be exercised only during the period (“Exercise Period”) commencing on the date that the Genesis Block is created and terminating at 5:00 p.m., New York City time, on the date that is the five year anniversary of the date that the Genesis Block was created, (“Expiration Date”). Each Ember Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date.

                              4.3           Exercise of Ember Warrants.

                                             4.3.1       Exercise and Payment.

                                                            (a)                Subject to the provisions of this Warrant Agreement, a Holder (or a Participant or a designee of a Participant acting on behalf of a Holder) may exercise Ember Warrants by delivering to the Warrant Agent, not later than 5:00 P.M., Eastern Standard Time, on any business day during the Exercise Period an election to purchase the Ember Tokens underlying the Ember Warrants to be exercised (i) in the form included in Exhibit B to this Warrant Agreement or (ii) via an electronic warrant exercise through the DTC system (each, an “Election to Purchase”). No later than one (1) Trading Day following delivery of an Election to Purchase, the Holder (or a Participant acting on behalf of a Holder in accordance with DTC procedures) shall deliver the Ember Warrants to an account of the Warrant Agent at DTC designated for such purpose in writing by the Warrant Agent to DTC from time to time. A Holder (or a Participant or designee of a Participant on behalf of a Holder) that has delivered an Election To Purchase Ember Tokens shall be deemed to have become holder of record of such Ember Tokens as of the time that an appropriately completed and duly signed Election to Purchase has been delivered to the Warrant Agent, provided that the Holder (or Participant on behalf of the Holder) makes delivery of the deliverables referenced in the immediately preceding sentence by the date that is one (1) Trading Day after the delivery of the Election to Purchase. If the Holder (or Participant on behalf of the Holder) fails to make delivery of such deliverables on or prior to the Trading Day following delivery of the Election to Purchase, such Election to Purchase shall be void ab initio.

4

                                                            (b)               If any of (i) the Ember Warrants, or (ii) the Election to Purchase, is received by the Warrant Agent on any date after 5:00 P.M., Eastern Standard Time, or on a date that is not a Trading Day, the Ember Warrants with respect thereto will be deemed to have been received and exercised on the Trading Day next succeeding such date. “Business Day” means a day other than a Saturday or Sunday on which commercial Banks in New York City are open for the general conduct of banking business. The “Exercise Date” will be the date on which the materials in the foregoing sentence are received by the Warrant Agent (if by 5:00 P.M., New York City time), or the following Trading Day (if after 5:00 P.M., New York City time), regardless of any earlier date written on the materials. If the Ember Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void.

                                                            (c)                If less than all the Ember Warrants evidenced by a surrendered Warrant Certificate are exercised, the Warrant Agent shall split up the surrendered Warrant Certificate and return to the Holder a Warrant Certificate evidencing the Ember Warrants that were not exercised.

                                             4.3.2       Issuance of Ember Tokens.

                                                            (a)                The Warrant Agent shall, by 11:00 a.m., New York City time, on the Trading Day following the Exercise Date of any Ember Warrant, advise the Company, the transfer agent and registrar for the Ember Tokens (the “Ember Token Transfer Agent”), in respect of (i) the number of Ember Tokens indicated on the Election to Purchase as issuable upon such exercise with respect to such exercised Ember Warrants, (ii) the instructions of the Holder or Participant, as the case may be, provided to the Warrant Agent with respect to the delivery of the Ember Tokens and the number of Ember Warrants that remain outstanding after such exercise and (iii) such other information as the Company or such Ember Token Transfer Agent.

                                                            (b)               The Company shall, by no later than 5:00 P.M., Eastern Standard Time, on the third Trading Day following the Exercise Date of any Ember Warrant (such date and time, the “Delivery Time”), cause its Ember Token Transfer Agent to electronically transmit the Ember Tokens issuable upon that exercise to the Holder’s Wallet Account.

5

                                             4.3.3        Valid Issuance. All Ember Tokens issued by the Company upon the proper exercise of an Ember Warrant in conformity with this Warrant Agreement shall be validly issued, fully paid and non-assessable.

                                             4.3.4        No Fractional Exercise. No fractional Ember Tokens will be issued upon the exercise of the Ember Warrant.

                                             4.3.5        Restrictive Legend Events. (a) The Company shall use it reasonable best efforts to maintain the qualification of the Offering Statement and the current status of the offering circular included therein or to file and maintain the qualification of another offering statement or to file a registration statement and another current offering circular or prospectus covering the Ember Warrants and the Ember Tokens at any time during the period commencing on the Issuance Date and ending on the Expiration Date. The Company shall provide to the Warrant Agent and each Holder prompt written notice of any time that the Company is unable to deliver the Ember Warrants or Ember Tokens via DTC transfer or otherwise without restrictive legend because (i) the Commission has issued a stop order with respect to the Offering Statement, (ii) the Commission otherwise has suspended or withdrawn the qualification of the Offering Statement, either temporarily or permanently, (iii) the Company has suspended or withdrawn the qualification of the Offering Statement, either temporarily or permanently, (iv) the offering circular contained in the Offering Statement is not available for the issuance of the Ember Warrants or Ember Tokens to the Holder or (iv) otherwise (each a “Restrictive Legend Event”). To the extent that the Ember Warrants cannot be exercised as a result of a Restrictive Legend Event or a Restrictive Legend Event occurs after a Holder has exercised Ember Warrants in accordance with the terms of the Ember Warrants but prior to the delivery of the Ember Tokens, the Company shall, at the election of the Holder, which shall be given within five (5) days of receipt of such notice of the Restrictive Legend Event, rescind the previously submitted Election to Purchase.

               5.             Other Provisions Relating to Rights of Holders of Ember Warrants.

                              5.1           No Rights as Stockholder. An Ember Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, any right to vote, give or withhold consent to any corporate action (including, without limitation, any reorganization, issue of stock, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights or rights to participate in new issues of shares, or any other matter.

                              5.2           Allocation of Ember Tokens Following Issuance of the Genesis Block. The Company shall at all times following the Genesis Block, allocate and keep available in the Genesis Block, that number of Ember Tokens that will be sufficient to permit the exercise in full of all outstanding Ember Warrants issued pursuant to this Warrant Agreement.

6

                              5.3           Fundamental Transactions. During such time as the Ember Warrants are outstanding, if the Company shall (a) enter into a merger, consolidation or other similar transaction or series of transactions to which the Company is a party and pursuant to which (i) the Company is not the surviving entity in such transaction or (ii) if the Company is the surviving entity, the holders of shares of common stock immediately prior to such transaction represent less than 50% of the shares of common stock outstanding immediately following such transaction, or (b) effect any sale of all or substantially all of the Company’s assets in one transaction or a series of related transactions (each a “Fundamental Transaction”), then the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant Agreement in accordance with the provisions of this Section 5.3 pursuant to written agreements and shall deliver to such Holder in exchange for the applicable Warrants created by this Warrant Agreement a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrants which are exercisable for Ember Tokens. Upon the occurrence of any such Fundamental Transaction the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant Agreement and the Warrants referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant Agreement and the Warrants with the same effect as if such Successor Entity had been named as the Company herein and therein. The Company shall instruct the Warrant Agent in writing to mail by first class mail, postage prepaid, to each Holder, written notice of the execution of any such amendment, supplement or agreement with the Successor Entity. Any supplemented or amended agreement entered into by the successor corporation or transferee shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.3. The Warrant Agent shall have no duty, responsibility or obligation to determine the correctness of any provisions contained in such agreement or such notice, including but not limited to any provisions relating either to the kind or amount of securities or other property receivable upon exercise of warrants or with respect to the method employed and provided therein for any adjustments, and shall be entitled to rely conclusively for all purposes upon the provisions contained in any such agreement. The provisions of this Section 5.3 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and conveyances of the kind described above.

                              5.4           Notice of Fundamental Transaction. Upon the occurrence of a Fundamental Transaction, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Successor Entity. The Warrant Agent shall be entitled to rely conclusively on, and shall be fully protected in relying on, any certificate, notice or instructions provided by the Company with respect to any Fundamental Transaction or any related matter, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with any such certificate, notice or instructions or pursuant to this Warrant Agreement. The Warrant Agent shall not be deemed to have knowledge of any such Fundamental Transaction unless and until it shall have received written notice thereof from the Company.

               6.             Concerning the Warrant Agent and Other Matters.

                              6.1           Instructions. Any instructions given to the Warrant Agent orally, as permitted by any provision of this Warrant Agreement, shall be confirmed in writing by the Company as soon as practicable. The Warrant Agent shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section 6.1.

7

                              6.2           Fees and Expenses of Warrant Agent. (a) Whether or not any Ember Warrants are exercised, for the Warrant Agent’s services as agent for the Company hereunder, the Company shall pay to the Warrant Agent such fees as may be separately agreed between the Company and Warrant Agent and the Warrant Agent’s out of pocket expenses in connection with this Warrant Agreement, including, without limitation, the fees and expenses of the Warrant Agent’s counsel. While the Warrant Agent endeavors to maintain out-of-pocket charges (both internal and external) at competitive rates, these charges may not reflect actual out-of-pocket costs, and may include handling charges to cover internal processing and use of the Warrant Agent’s billing systems. (b) All amounts owed by the Company to the Warrant Agent under this Warrant Agreement are due within 30 days of the invoice date. Delinquent payments are subject to a late payment charge of one and one-half percent (1.5%) per month commencing 45 days from the invoice date. The Company agrees to reimburse the Warrant Agent for any attorney’s fees and any other costs associated with collecting delinquent payments. (c) No provision of this Warrant Agreement shall require Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Warrant Agreement or in the exercise of its rights.

                              6.3           Duties of Warrant Agent. As agent for the Company hereunder the Warrant Agent: (a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the Warrant Agent and the Company; (b) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of the Ember Warrants or any Ember Tokens; (c) shall not be obligated to take any legal action hereunder; if, however, the Warrant Agent determines to take any legal action hereunder, and where the taking of such action might, in its judgment, subject or expose it to any expense or liability it shall not be required to act unless it has been furnished with an indemnity reasonably satisfactory to it; (e) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Warrant Agent and believed by it to be genuine and to have been signed by the proper party or parties; (f) shall not be liable or responsible for any recital or statement contained in the Registration Statement or any other documents relating thereto; (g) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Ember Warrants, including without limitation obligations under applicable securities laws; (h) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to its duties as Warrant Agent covered by this Warrant Agreement (or supplementing or qualifying any such actions) of officers of the Company, and is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company or counsel to the Company, and may apply to the Company, for advice or instructions in connection with the Warrant Agent’s duties hereunder, and the Warrant Agent shall not be liable for any delay in acting while waiting for those instructions; any applications by the Warrant Agent for written instructions from the Company may, at the option of the Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Warrant Agreement and the date on or after which such action shall be taken or such omission shall be effective; the Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five business days after the date such application is sent to the Company, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action, the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted; (i) may consult with counsel satisfactory to the Warrant Agent, including its in-house counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the advice of such counsel; (j) may perform any of its duties hereunder either directly or by or through nominees, correspondents, designees, or subagents, and it shall not be liable or responsible for any misconduct or negligence on the part of any nominee, correspondent, designee, or subagent appointed with reasonable care by it in connection with this Warrant Agreement; (k) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person; and (l) shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof.

8

                              6.4           Limitation of Liability. (a) In the absence of gross negligence or willful or illegal misconduct on its part, the Warrant Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Warrant Agreement. Anything in this Warrant Agreement to the contrary notwithstanding, in no event shall Warrant Agent be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such losses or damages and regardless of the form of action. Any liability of the Warrant Agent will be limited in the aggregate to the amount of fees paid by the Company hereunder. The Warrant Agent shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, fires, civil disobedience, riots, rebellions, storms, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorism, insurrection, earthquakes, floods, acts of God or similar occurrences. (b) In the event any question or dispute arises with respect to the proper interpretation of the Ember Warrants or the Warrant Agent’s duties under this Warrant Agreement or the rights of the Company or of any Holder, the Warrant Agent shall not be required to act and shall not be held liable or responsible for its refusal to act until the question or dispute has been judicially settled (and, if appropriate, it may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all persons interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Warrant Agent and executed by the Company and each such Holder. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Holders and all other persons that may have an interest in the settlement.

                              6.5           Indemnification. The Company covenants to indemnify the Warrant Agent and hold it harmless from and against any loss, liability, claim or expense (“Loss”) arising out of or in connection with the Warrant Agent’s duties under this Warrant Agreement, including the costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of the Warrant Agent’s gross negligence or willful misconduct.

9

                              6.6           Termination. Unless terminated earlier by the parties hereto, this Agreement shall terminate 90 days after the earlier of the Expiration Date and the date on which no Ember Warrants remain outstanding (the “Termination Date”). On the business day following the Termination Date, the Agent shall deliver to the Company any entitlements, if any, held by the Warrant Agent under this Warrant Agreement. The Agent’s right to be reimbursed for fees, charges and out-of-pocket expenses as provided in this Section 8 shall survive the termination of this Warrant Agreement.

                              6.7           Company Representations and Warranties. The Company represents and warrants that: (a) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation; (b) the offer and sale of the Ember Warrants and the execution, delivery and performance of all transactions contemplated thereby (including this Warrant Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the articles of association, bylaws or any similar document of the Company or any indenture, agreement or instrument to which it is a party or is bound; (c) this Warrant Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company; (d) the Ember Warrants will comply in all material respects with all applicable requirements of law; and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the offering of the Ember Warrants.

                              6.8           Payment of Taxes. The Company will, from time to time, promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the delivery of Ember Tokens upon the exchange of Ember Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Ember Warrants or such Ember Tokens.

                              6.9           Resignation, Consolidation, or Merger of Warrant Agent.

                                             6.9.1       Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint, in writing, a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Ember Warrant (who shall, with such notice, submit his, her or its Warrant Certificate for inspection by the Company), then the holder of any Warrant Certificate may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, or having authority to do business in New York and shall be in good standing, and be authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but, if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and, upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

10

                                             6.9.2        Notice of Successor Warrant Agent. In the event that a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

                                             6.9.3        Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agreement without any further act on the part of the Company or the Warrant Agent.

                                             6.9.4        Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Warrant Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities.

                                             6.9.5        Further Assurances. The Company agrees to perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

               7.             Miscellaneous Provisions.

                              7.1           Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

                              7.2           Inconsistencies. In the event of inconsistency between this Warrant Agreement and the descriptions in the Offering Statement, as they may from time to time be amended, the terms of this Warrant Agreement shall control.

                              7.3           Authorized Representatives. Set forth in Exhibit C hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Warrant Agreement (the “Authorized Representatives”). The Company shall, from time to time, certify to you the names and signatures of any other persons authorized to act for the Company under this Warrant Agreement.

11

                              7.4           Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant Certificate to or on the Company shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Prometheum, Inc.
120 Wall Street, 25th Floor
New York, NY 10005
Email: Contact@prometheum.info
Attention: Aaron L. Kaplan, Co-Chief Executive Officer

Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the holder of any Ember Warrant or by the Company to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

VStock Transfer, LLC 18 Lafayette Place Woodmere, NY 11598 Attn: Warrant Department

Any notice, sent pursuant to this Warrant Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.

                              7.5           Governing Law. (a) This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York. All actions and proceedings relating to or arising from, directly or indirectly, this Warrant Agreement may be litigated in courts located within the Borough of Manhattan in the City and State of New York. The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder. Each of the parties hereto hereby waives the right to a trial by jury in any action or proceeding arising out of or relating to this Warrant Agreement. (b) This Warrant Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. This Warrant Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay; except that (i) consent is not required for an assignment or delegation of duties by Warrant Agent to any affiliate of Warrant Agent and (ii) any reorganization, merger, consolidation, sale of assets or other form of business combination by Warrant Agent or the Company shall not be deemed to constitute an assignment of this Warrant Agreement. (c) No provision of this Warrant Agreement may be amended, modified or waived, except in a written document signed by both parties. The Company and the Warrant Agent may amend or supplement this Warrant Agreement without the consent of any Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties determine, in good faith, shall not adversely affect the interest of the Holders.  All other amendments and supplements shall require the vote or written consent of Holders of at least 50.1% of the then outstanding Ember Warrants.

12

                              7.6           Amendments. This Warrant Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders.

                              7.7           Severability. This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                              7.8           Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Ember Warrants any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Ember Warrants.

                              7.9           Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Company for inspection by the Registered Holder of any Ember Warrant. The Company may require any such holder to submit a countersigned Warrant Certificate prior to allowing inspection of this Warrant Agreement.

                              7.10         Counterparts. This Warrant Agreement may be executed in any number of original, facsimile or pdf counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Facsimile or .pdf copies of fully-executed counterparts of this Warrant Agreement shall be given the same effect as originals.

                              7.11         Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

                              7.12         No Strict Construction. This Warrant Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[Signature Page Follows]

13

               IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

PROMETHEUM, INC.

By:
Name: Aaron L. Kaplan
Title: Co-Chief Executive Officer

By:
Name: Benjamin S. Kaplan
Title: Co-Chief Executive Officer

VSTOCK TRANSFER, LLC

By:
Name:
Title:
14

EXHIBIT A

[TO BE INCLUDED IN THE GLOBAL CERTIFICATE]

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

EMBER WARRANT CERTIFICATE

PROMETHEUM, INC.
Ember Warrant Certificate Number: _________________
Issue Date: [•]
Exercisable for [•] Ember Tokens
NOT EXERCISABLE AFTER ____________________

               This certifies that the person whose name and address appears below, or registered assigns, is the registered owner of the number of Ember Warrants set forth below. Each Ember Warrant entitles its registered holder to purchase from Prometheum, Inc., a company incorporated under the laws of the State of Delaware (the “Company”), at any time after the issuance of the Genesis Block of Ember Tokens and prior to 5:00 P.M. (Eastern Standard Time) on [the five year anniversary date of the Genesis Block issuance date, one Ember Token (each, an “Ember Token and collectively, the “Ember Tokens”), at an exercise price of $0.00 per Ember Token.

               This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the designated office of the Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. A transfer of the Warrants evidenced hereby may be registered upon surrender of this Warrant Certificate at the designated office of the Warrant Agent by the registered holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, a signature guarantee, and such other and further documentation as the Warrant Agent may reasonably request and duly stamped as may be required by the laws of the State of New York and of the United States of America.

               The terms and conditions of the Warrants and the rights and obligations of the holder of this Warrant Certificate are set forth in the Warrant Agent Agreement dated as of [•], 2019 (the “Warrant Agreement”) between the Company and VStock Transfer, LLC (the “Warrant Agent”). A copy of the Warrant Agreement is available for inspection during business hours at the office of the Warrant Agent.

15

               This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant Agent.

               WITNESS the facsimile signature of a proper officer of the Company.

PROMETHEUM, INC

By:
	Name:	Aaron L. Kaplan
	Title:	Co-Chief Executive Officer

By:
	Name:	Benjamin S. Kaplan
	Title:	Co-Chief Executive Officer
Dated:

Countersigned:

VSTOCK TRANSFER, LLC

By:
Name:
Title:

PLEASE DETACH HERE
——————————————————————————————————————

Certificate No.:_________ Number of Ember Warrants:__________

EMBER WARRANT CUSIP NO.: ___________

PROMETHEUM, INC.

16

EXHIBIT B

[Form of Election to Purchase]

               (To Be Executed Upon Exercise of Ember Warrants Not Evidenced by a Global Certificate)

               The undersigned hereby irrevocably elects to exercise the right, represented by Ember Warrants evidenced by this Warrant Certificate, to purchase the [•] Ember Tokens issuable upon exercise of such Ember Warrants and requests that such Ember Tokens be delivered to the Wallet Account in the name of:

Name
(please typewrite or print in block letters)

Address

Tax Identification Number

Wallet Account Information:

Digital Wallet Account Name

Digital Wallet Account Number

and, if such number of Ember Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered holder at the address stated below:

Dated:	Signature

Address

[Signature Guarantee]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

17

EXHIBIT C

AUTHORIZED REPRESENTATIVES

Name	Title	Signature

18